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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   EXHIBITS

                                      to

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                      OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                           ________________________

                           ADAPTIVE SOLUTIONS, INC.

                           ________________________

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                                                                   Exhibit 99.1

                                                            ADAPTIVE SOLUTIONS.

                                 Press Release

For further information, contact:
Fletcher Chamberlin
Investor Relations Counsel
Harris Massey Herinckx
(503) 295-1922

Adaptive Solutions Announces Revised Business Strategy and Expense Reductions; Lower Second Quarter Revenues Expected

Beaverton, OR - June 24, 1996 - Adaptive Solutions, Inc. (NASDAQ-ADSO) today announced that it is restructuring the company and adopting a revised business strategy aimed at improving the company's operating results.

     The new direction will build on the company's expertise in data parallel processing to offer a higher level and broader range of software solutions focused on segments of the forms processing market.  In addition to creating solutions using its own CNAPS technology, the company will support industry standard data parallel architectures, such as the Intel MMX platform.


     The new business strategy, created by new Adaptive Solutions president and chief executive John Migliore, also will include a financial strategy aimed at aggressively cutting costs and growing the company's revenue stream.

     Adaptive Solutions will expand its internal software application development efforts and partner with other companies to provide more complete solutions for forms processing customers.  Traditionally, the company has supplied technology enabling components which customers were required to engineer into specific solutions.  In its new direction, Adaptive Solutions and its partners will provide more complete solutions which customers will integrate into their systems.

                                    (more)

                    ADAPTIVE SOLUTIONS, INC.
                    1400 N.W. Compton Drive, Suite 340  Telephone: 503-690-1236
                    Beaverton, Oregon 97006             Facsimile: 503-690-1249

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Adaptive Solutions Strategy/Expense Reductions/Lower Revenues - page 2

     Under its new strategy, Adaptive Solutions will combine its proprietary

CNAPS parallel processing microprocessor capabilities with products based on

Intel's emerging mainstream MMX parallel processing chip.  As a result, the company can provide customers with a broader range of optimized forms processing solutions, using the technology which most effectively solves customers' problems.

     The company expects current revenue for the quarter ending June 30, 1996 to be below the most recent quarters because of lower than expected OEM shipments and a slowdown in PowerShop sales.  In response, the company plans to significantly reduce its employment and cost base.  Approximately 30 people will be laid off.  The company employed 51 people before the planned reductions.

     "The layoffs are difficult but necessary in light of our current performance and new direction," said Migliore.  "Our new strategy will build on our strengths and move us closer to our customers and the solutions they need.

These changes in strategy give our customers the benefits of a mainstream processor while retaining the current strengths of our CNAPS technology."

     The company believes these changes can yield improvements in operating results over the long term.  However, the company expects revenues to continue to be below recent quarters at least through 1996.

     This press release contains forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including, without limitation, changes in the forms processing solutions markets, successful implementation of the company's new strategy, continued expansion and maintenance of partnerships and availability of necessary hardware.